EXHIBIT 12.1
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                     TEXTRON PARENT COMPANY BORROWING GROUP

                 COMPUTATION OF RATIO OF INCOME TO FIXED CHARGES

                                   (unaudited)

                           (In millions except ratio)

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                                                                      Nine Months
                                                                         Ended
                                                                   September 30, 1995
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Fixed charges:
  Interest expense (1)                                               $148
  Estimated interest portion of rents                                  15

    Total fixed charges                                              $163



Income:
  Income before income taxes                                         $598
  Fixed charges                                                       163
  Eliminate equity in undistributed pretax income of finance and
   insurance subsidiaries                                            (268)

    Adjusted income                                                  $493



Ratio of income to fixed charges                                    3.02


(1) Includes interest unrelated to borrowings of $26 million (primarily interest accretion).
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